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                                                                   Exhibit 10.45




         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR AN OPINION OF COUNSEL IN FORM, SUBSTANCE AND SCOPE CUSTOMARY FOR OPINIONS OF COUNSEL IN COMPARABLE TRANSACTIONS THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR UNLESS SOLD PURSUANT TO RULE 144 OR REGULATION S UNDER SAID ACT.

                              AMENDED AND RESTATED
                     8% SENIOR SECURED CONVERTIBLE DEBENTURE

Exton, Pennsylvania
January 31, 2003                                                     $__________

               FOR VALUE RECEIVED, ANTARES PHARMA, INC., a Minnesota corporation (hereinafter called the "Borrower"), hereby promises to pay to the order of ______________or its registered assigns (the "Holder") the sum of
________________________Dollars ($____________), on March 31, 2004 (the
"Maturity Date"), and to pay interest on the unpaid principal balance hereof at the rate of eight percent (8%) per annum from January 31, 2003 (the "Issue Date") until the same becomes due and payable, whether at maturity or upon acceleration or by prepayment or otherwise. Any amount of principal or interest on this Debenture which is not paid when due shall bear interest at the rate of ten percent (10%) per annum from the due date thereof until the same is paid ("Default Interest"). Interest shall commence accruing on the Issue Date, shall be computed on the basis of a 365-day year and the actual number of days elapsed and shall be payable, at the option of the Holder, either quarterly on March 31, June 30, September 30 and December 31 of each year beginning on March 31, 2003, or at the time of conversion of the principal to which such interest relates in accordance with Article I below. All payments due hereunder (to the extent not converted into common stock, par value $.01 per share, of the Borrower (the "Common Stock") in accordance with the terms hereof) shall be made in lawful money of the United States of America or, except that, at the option of the Holder, interest payments may be made in whole or in part, in shares of Common Stock of the Borrower valued at the market price as of the date such interest is due. All payments shall be made at such address as the Holder shall hereafter give to the Borrower by written notice made in accordance with the provisions of this Debenture. Whenever any amount expressed to be due by the terms of this Debenture is due on any day which is not a business day, the same shall instead be due on the next succeeding day which is a business day and, in the case of any interest payment date which is not the date on which this Debenture is paid in full, the extension of the due date thereof shall not be taken into account for

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purposes of determining the amount of interest due on such date. As used in this
Debenture, the term "business day" shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the city of New York, New York are authorized or required by law or executive order to remain closed.

     This Debenture is free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of shareholders of the Borrower and will not impose personal liability upon the holder thereof. The obligations of the Borrower under this Debenture shall be secured by that certain Amended and Restated Security Agreement, dated January 31, 2003, by and between the Borrower and the Holder.

     The following terms shall apply to this Debenture:

                          ARTICLE I. CONVERSION RIGHTS


          1.1 Conversion Right. The Holder shall have the right from time to time, and at any time on or prior to the earlier of (i) the Maturity Date and
(ii) the date of payment of the Default Amount (as defined in Article III) pursuant to Article III in respect of the remaining outstanding principal amount of this Debenture, to convert all or any part of the outstanding and unpaid principal amount of this Debenture into fully paid and non-assessable shares of Common Stock, as such Common Stock exists on the Issue Date, or any shares of capital stock or other securities of the Borrower into which such Common Stock shall hereafter be changed or reclassified at the conversion price (the "Conversion Price") determined as provided herein (a "Conversion") and subject to adjustment as set forth herein; provided, however, in no event shall the Holder be entitled to convert any portion of this Debenture in excess of that portion of this Debenture upon conversion of which the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Debentures or the unexercised or unconverted portion of any other security of the Borrower subject to a limitation on conversion analogous to the limitations contained herein) and
(2) the number of shares of Common Stock issuable upon the conversion of the portion of this Debenture with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its affiliates of more than 9.99% of the outstanding shares of Common Stock. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulations 13D-G thereunder, except as otherwise provided in clause (1) of such proviso. The Holder of this Debenture may waive the limitations set forth herein upon sixty-one (61) days written notice to the Company. The number of shares of Common Stock to be issued upon each conversion of this Debenture shall be determined by dividing the Conversion Amount (as defined below) by the applicable Conversion Price then in effect on the date specified in the notice of conversion, in the form attached hereto as Exhibit A (the "Notice of Conversion"), delivered to the Borrower by the Holder in accordance with Section 1.4 below; provided that the Notice of Conversion is submitted by facsimile (or by other means resulting in, or reasonably expected to result in, notice) to the Borrower before 5:00 p.m., New York, New York time on such conversion date (the "Conversion Date"). The term "Conversion Amount" means, with respect to any conversion of this Debenture, the sum of (1) the principal amount of this Debenture to be converted in such conversion plus (2) accrued and

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unpaid interest, if any, on such principal amount at the interest rates provided in this Debenture to the Conversion Date plus (3) Default Interest, if any, on the amounts referred to in the immediately preceding clauses (1) and/or (2) plus
(4) at the Holder's option, any amounts owed to the Holder pursuant to Section 1.3.

          1.2 Conversion Price. The Conversion Price shall be fifty cents ($.50) (subject to adjustment as provided in Section 1.6 herein, and subject to equitable adjustments for stock splits, stock dividends or rights offerings by the Borrower relating to the Borrower's securities or the securities of any subsidiary of the Borrower, combinations, recapitalization, reclassifications, extraordinary distributions and similar events).

          1.3 Authorized Shares. The Borrower covenants that during the period the conversion rights exist, the Borrower will reserve from its authorized and unissued Common Stock a sufficient number of shares, free from preemptive rights, to provide for the issuance of the aggregate number of shares of Common Stock issuable upon the full conversion of this Debenture and the other Debentures issued of even date herewith. The Borrower represents that upon issuance of shares of Common Stock upon conversion of all or a portion of this Debenture, such shares will be duly and validly issued, fully paid and non-assessable. In addition, if the Borrower shall issue any securities or make any change to its capital structure which would change the number of shares of Common Stock into which this Debenture shall be convertible at the then current Conversion Price, the Borrower shall at the same time make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved for issuance, free from preemptive rights, upon conversion of the outstanding Debenture. The Borrower (i) acknowledges that it has irrevocably instructed its transfer agent to issue certificates for the Common Stock issuable upon conversion of this Debenture, and (ii) agrees that its issuance of this Debenture shall constitute full authority to its officers and agents who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock in accordance with the terms and conditions of this Debenture.

          If, at any time a Holder of this Debenture submits a Notice of Conversion, and the Borrower does not have sufficient authorized but unissued shares of Common Stock available to effect such conversion in accordance with the provisions of this Article I (a "Conversion Default"), subject to Section 5.8, the Borrower shall issue to the Holder all of the shares of Common Stock which are then available to effect such conversion. The portion of this Debenture which the Holder included in its Conversion Notice and which exceeds the amount which is then convertible into available shares of Common Stock (the "Excess Amount") shall, notwithstanding anything to the contrary contained herein, not be convertible into Common Stock in accordance with the terms hereof until (and at the Holder's option at any time after) the date additional shares of Common Stock are authorized by the Borrower to permit such conversion. The Borrower shall use its best efforts to authorize a sufficient number of shares of Common Stock as soon as practicable following the earlier of (i) such time that the Holder notifies the Borrower or that the Borrower otherwise becomes aware that there are or likely will be insufficient authorized and unissued shares to allow full conversion thereof and (ii) a Conversion Default. Nothing herein shall limit the Holder's right to pursue actual damages for the Borrower's failure to maintain a sufficient number of authorized shares of Common Stock in accordance with its obligations under this Debenture, and each holder shall have the right to

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pursue all remedies available at law or in equity (including degree of specific performance and/or injunctive relief).

          The Borrower covenants that it shall not take any action that would, under the terms of this Debenture, result in an adjustment to the Conversion Price if, as a result of such adjustment to the Conversion Price, the number of shares of Common Stock issuable upon conversion of this Debenture would, when added to the number of shares of Common Stock reserved for issuance (except for those shares of Common Stock reserved for issuance upon conversion of this Debenture), exceed the total number of shares of Common Stock authorized by the Company's Articles of Incorporation.

          1.4 Method of Conversion.

               (a) Mechanics of Conversion. Subject to Section 1.1, this Debenture may be converted by the Holder in whole or in part at any time from time to time after the Issue Date, by (A) submitting to the Borrower a Notice of Conversion (by facsimile or other reasonable means of communication dispatched on the Conversion Date prior to 5:00 p.m., New York, New York time) and (B) subject to Section 1.4(b), surrendering this Debenture at the principal office of the Borrower.

               (b) Surrender of Debenture Upon Conversion. Notwithstanding anything to the contrary set forth herein, upon conversion of this Debenture in accordance with the terms hereof, the Holder shall not be required to physically surrender this Debenture to the Borrower unless the entire unpaid principal amount of this Debenture is so converted. The Holder and the Borrower shall maintain records showing the principal amount so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Borrower, so as not to require physical surrender of this Debenture upon each such conversion. In the event of any dispute or discrepancy, such records of the Borrower shall be controlling and determinative in the absence of manifest error. Notwithstanding the foregoing, if any portion of this Debenture is converted as aforesaid, the Holder may not transfer this Debenture unless the Holder first physically surrenders this Debenture to the Borrower, whereupon the Borrower will forthwith issue and deliver upon the order of the Holder a new Debenture of like tenor, registered as the Holder (upon payment by the Holder of any applicable transfer taxes) may request, representing in the aggregate the remaining unpaid principal amount of this Debenture. The Holder and any assignee, by acceptance of this Debenture, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Debenture, the unpaid and unconverted principal amount of this Debenture represented by this Debenture may be less than the amount stated on the face hereof.

               (c) Payment of Taxes. The Borrower shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock or other securities or property on conversion of this Debenture in a name other than that of the Holder (or in street name), and the Borrower shall not be required to issue or deliver any such shares or other securities or property unless and until the person or persons (other than the Holder or the custodian in whose street name such shares are to be held for the Holder's account) requesting the issuance thereof shall have paid to the Borrower the

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amount of any such tax or shall have established to the satisfaction of the
Borrower that such tax has been paid.

               (d) Delivery of Common Stock Upon Conversion. Upon receipt by the Borrower from the Holder of a facsimile transmission (or other reasonable means of communication) of a Notice of Conversion meeting the requirements for conversion as provided in this Section 1.4, the Borrower shall issue and deliver or cause to be issued and delivered to or upon the order of the Holder certificates for the Common Stock issuable upon such conversion within three (3) business days after such receipt (and, solely in the case of conversion of the entire unpaid principal amount hereof, surrender of this Debenture) (such third business day being hereinafter referred to as the "Deadline") in accordance with the terms hereof.

               (e) Obligation of Borrower to Deliver Common Stock. Upon receipt by the Borrower of a Notice of Conversion, the Holder shall be deemed to be the holder of record of the Common Stock issuable upon such conversion, the outstanding principal amount and the amount of accrued and unpaid interest on this Debenture shall be reduced to reflect such conversion, and all rights with respect to the portion of this Debenture being so converted shall forthwith terminate except the right to receive the Common Stock or other securities, cash or other assets, as herein provided, on such conversion, unless the Borrower defaults on its obligations under this Article I (including, without limitation, by failing to have reserved enough shares of Common Stock for the conversion of all or a part of this Debenture requested to be converted) in which case the portion of the Debenture requested for conversion shall remain outstanding. If the Holder shall have given a Notice of Conversion as provided herein, the Borrower's obligation to issue and deliver the certificates for Common Stock shall be absolute and unconditional, irrespective of the absence of any action by the Holder to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against any person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of the Borrower to the holder of record, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder of any obligation to the Borrower, and irrespective of any other circumstance which might otherwise limit such obligation of the Borrower to the Holder in connection with such conversion. The Conversion Date specified in the Notice of Conversion shall be the Conversion Date so long as the Notice of Conversion is received by the Borrower before 5:00 p.m., New York, New York time, on such date.

               (f) Delivery of Common Stock by Electronic Transfer. In lieu of delivering physical certificates representing the Common Stock issuable upon conversion, provided the Borrower's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer ("FAST") program, upon request of the Holder and its compliance with the provisions contained in Section 1.1 and in this Section 1.4, the Borrower shall use its best efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to the Holder by crediting the account of Holder's Prime Broker with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system.

          1.5 Concerning the Shares. The shares of Common Stock issuable upon conversion of this Debenture may not be sold or transferred unless (i) such shares are sold pursuant to an effective registration statement under the Act or
(ii) the Borrower or its transfer

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agent shall have been furnished with an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration or (iii) such shares are sold or transferred pursuant to Rule 144 under the Act (or a successor rule) ("Rule 144") or (iv) such shares are transferred to an "affiliate" (as defined in Rule 144) of the Borrower who agrees to sell or otherwise transfer the shares only in accordance with this Section 1.5 and who is an Accredited Investor (as defined in Rule 501(a) of Regulation D under the Securities Act of 1933). Subject to the removal provisions set forth below, unless the shares of Common Stock issuable upon conversion of this Debenture have been registered under the Act as contemplated by the Registration Rights Agreement , dated July 12, 2002, by and among the Borrower, the Holder and certain other investors (the "Registration Rights Agreement") or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, each certificate for shares of Common Stock issuable upon conversion of this Debenture that has not been so included in an effective registration statement or that has not been sold pursuant to an effective registration statement or an exemption that permits removal of the legend, shall bear a legend substantially in the following form, as appropriate:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR AN OPINION OF COUNSEL IN FORM, SUBSTANCE AND SCOPE CUSTOMARY FOR OPINIONS OF COUNSEL IN COMPARABLE TRANSACTIONS, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT UNLESS SOLD PURSUANT TO RULE 144 OR REGULATION S UNDER SAID ACT."

          The legend set forth above shall be removed and the Borrower shall issue to the Holder a new certificate therefor free of any transfer legend if
(i) the Borrower or its transfer agent shall have received an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Common Stock may be made without registration under the Act and the shares are so sold or transferred, (ii) such Holder provides the Borrower or its transfer agent with reasonable assurances that the Common Stock issuable upon conversion of this Debenture (to the extent such securities are deemed to have been acquired on the same date) can be sold pursuant to Rule 144 or (iii) in the case of the Common Stock issuable upon conversion of this Debenture, such security is registered for sale by the Holder under an effective registration statement filed under the Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold. Nothing in this Debenture shall (i) limit the Borrower's obligation under the Registration Rights Agreement or (ii) affect in any way the Holder's obligations to comply with applicable prospectus delivery requirements upon the resale of the securities referred to herein.

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          1.6 Effect of Certain Events.

               (a) Adjustment Due to Merger, Consolidation, Etc. If, at any time when this Debenture is issued and outstanding there shall be any merger, consolidation, exchange of shares, recapitalization, or reorganization of the Borrower, as a result of which shares of Common Stock of the Borrower shall be changed into the same or a different number of shares of another class or classes of stock or securities of the Borrower or another entity, or in case of any sale or conveyance of all or substantially all of the assets of the Borrower other than in connection with a plan of complete liquidation of the Borrower, then the Holder of this Debenture shall thereafter have the right to receive upon conversion of this Debenture, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such stock, securities or assets which the Holder would have been entitled to receive in such transaction had this Debenture been converted in full immediately prior to such transaction (without regard to any limitations on conversion set forth herein), and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holder of this Debenture to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and of the number of shares issuable upon conversion of the Debenture) shall thereafter be applicable, as nearly as may be practicable in relation to any securities or assets thereafter deliverable upon the conversion hereof. The Borrower shall not effect any transaction described in this Section 1.6(a) unless (a) it first gives, to the extent practicable, thirty (30) days prior written notice (but in any event at least fifteen (15) days prior written notice) of the record date of the special meeting of shareholders to approve, or if there is no such record date, the consummation of, such merger, consolidation, exchange of shares, recapitalization, reorganization or other similar event or sale of assets (during which time the Holder shall be entitled to convert this Debenture) and (b) the resulting successor or acquiring entity (if not the Borrower) assumes by written instrument the obligations of this
Section 1.6(a). The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers or share exchanges.

               (b) Adjustment Due to Distribution. If the Borrower shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of Common Stock as a dividend, stock repurchase, by way of return of capital or otherwise (including any dividend or distribution to the Borrower's shareholders in cash or shares (or rights to acquire shares) of capital stock of a subsidiary (i.e., a spin-off)) (a "Distribution"), then the Holder of this Debenture shall be entitled, upon any conversion of this Debenture after the date of record for determining shareholders entitled to such Distribution, to receive the amount of such assets which would have been payable to the Holder with respect to the shares of Common Stock issuable upon such conversion had such Holder been the holder of such shares of Common Stock on the record date for the determination of shareholders entitled to such Distribution.

               (c) Adjustment Due to Dilutive Issuance. If, at any time when any Debentures are issued and outstanding, the Borrower issues or sells, or in accordance with this Section 1.6(c) hereof is deemed to have issued or sold, any shares of Common Stock for no consideration or for a consideration per share (before deduction of reasonable expenses or commissions or underwriting discounts or allowances in connection therewith) less than the Conversion Price in effect on the date of such issuance (or deemed issuance) of such shares of Common Stock (a "Dilutive Issuance"), then immediately upon the Dilutive Issuance, the

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Conversion Price will be reduced to the amount of the consideration per share received by the Borrower in such Dilutive Issuance; provided that only one adjustment will be made for each Dilutive Issuance.

          The Borrower shall be deemed to have issued or sold shares of Common Stock if the Borrower in any manner issues or grants any warrants, rights or options, whether or not immediately exercisable, to subscribe for or to purchase Common Stock or other securities convertible into or exchangeable for Common Stock ("Convertible Securities") (such warrants, rights and options to purchase Common Stock or Convertible Securities are hereinafter referred to as "Options") and the price per share for which Common Stock is issuable upon the exercise of such Options is less than the Conversion Price then in effect, then the Conversion Price shall be equal to such price per share. For purposes of the preceding sentence, the "price per share for which Common Stock is issuable upon the exercise of such Options" is determined by dividing (i) the total amount, if any, received or receivable by the Borrower as consideration for the issuance or granting of all such Options, plus the minimum aggregate amount of additional consideration, if any, payable to the Borrower upon the exercise of all such Options, plus, in the case of Convertible Securities issuable upon the exercise of such Options, the minimum aggregate amount of additional consideration payable upon the conversion or exchange thereof at the time such Convertible Securities first become convertible or exchangeable, by (ii) the maximum total number of shares of Common Stock issuable upon the exercise of all such Options (assuming full conversion of Convertible Securities, if applicable). No further adjustment to the Conversion Price will be made upon the actual issuance of such Common Stock upon the exercise of such Options or upon the conversion or exchange of Convertible Securities issuable upon exercise of such Options.

          Additionally, the Borrower shall be deemed to have issued or sold shares of Common Stock if the Borrower in any manner issues or sells any Convertible Securities, whether or not immediately convertible (other than where the same are issuable upon the exercise of Options), and the price per share for which Common Stock is issuable upon such conversion or exchange is less than the Conversion Price then in effect, then the Conversion Price shall be equal to such price per share. For the purposes of the preceding sentence, the "price per share for which Common Stock is issuable upon such conversion or exchange" is determined by dividing (i) the total amount, if any, received or receivable by the Borrower as consideration for the issuance or sale of all such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Borrower upon the conversion or exchange thereof at the time such Convertible Securities first become convertible or exchangeable, by (ii) the maximum total number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment to the Conversion Price will be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities.

          No adjustment to the Conversion Price will be made (i) upon the exercise of any warrants, options or convertible securities granted, issued and outstanding on the date of issuance of this Debenture; (ii) upon the grant or exercise of any stock or options which may hereafter be granted or exercised under any employee benefit plan, stock option plan or restricted stock plan of the Borrower now existing or to be implemented in the future, so long as the issuance of such stock or options is approved by a majority of the independent members of the

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Board of Directors of the Borrower or a majority of the members of a committee of independent directors established for such purpose; (iii) upon the conversion or exercise of the Convertible Debt Securities (as defined in Section 5.8); (iv) upon issuances of securities as compensation to marketing or investor relations firms that are not affiliates of the Borrower (the primary purpose of which is not to raise equity capital); or (v) issuances of securities as consideration for a merger or consolidation with, or purchase of assets from, a non-affiliated third party or in connection with any strategic partnership or joint venture with a non-affiliated third party with which the Borrower will enter into technology agreements (the primary purpose of any such action is not to raise equity capital).

               (d) Purchase Rights. If, at any time when any Debentures are issued and outstanding, the Borrower issues any convertible securities or rights to purchase stock, warrants, securities or other property (the "Purchase Rights") pro rata to the record holders of any class of Common Stock, then the Holder of this Debenture will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if such Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Debenture (without regard to any limitations on conversion contained herein) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

               (e) Notice of Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price as a result of the events described in this Section 1.6, the Borrower, at its expense, shall promptly compute such adjustment or readjustment and prepare and furnish to the Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Borrower shall, upon the written request at any time of the Holder, furnish to such Holder a like certificate setting forth (i) such adjustment or readjustment, (ii) the Conversion Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon conversion of the Debenture.

          1.7 Trading Market Limitations. Unless permitted by the applicable rules and regulations of the principal securities market on which the Common Stock is then listed or traded, in no event shall the Borrower issue upon conversion or exercise of or otherwise pursuant to (i) this Debenture, (ii) the Company's other 8% Secured Convertible Debentures, and (iii) the Warrants (all issued pursuant to those two separate Debenture and Warrant Purchase Agreements, each dated of even date herewith, by and among the Company, the Holder, and the holders of the above described Debentures and Warrants (the "Purchase Agreements")) more than the maximum number of shares of Common Stock that the Borrower can issue pursuant to any rule of the principal United States securities market on which the Common Stock is then traded (the "Maximum Share Amount"), which, as of the Issue Date shall be 2,356,342 shares (19.99% of the total shares outstanding on the Issue Date), subject to equitable adjustment from time to time for stock splits, stock dividends, combinations, capital reorganizations and similar events relating to the Common Stock occurring after the date hereof. With respect to each Holder of Debentures, the Maximum Share Amount shall refer to such Holder's pro rata share

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thereof determined in accordance with Section 5.8 below. The Borrower will use its best efforts to seek and obtain Shareholder Approval (or obtain such other relief as will allow conversions hereunder in excess of the Maximum Share Amount) as soon as possible (but in any event within ninety (90) days from the date of issuance of this Debenture). As used herein, "Shareholder Approval" means approval by the shareholders of the Borrower to authorize the issuance of the full number of shares of Common Stock which would be issuable upon full conversion or exercise of the then outstanding Debentures and Warrants issued pursuant to the Purchase Agreements but for the Maximum Share Amount.

          1.8 Status as Shareholder. Upon submission of a Notice of Conversion by a Holder, (i) the shares covered thereby (other than the shares, if any, which cannot be issued because their issuance would exceed such Holder's allocated portion of the Maximum Share Amount or shares which cannot be issued due to failure of the Borrower to have a sufficient number of shares of Common Stock reserved for issuance upon conversion of this Debenture) shall be deemed converted into shares of Common Stock and (ii) the Holder's rights as a Holder of such converted portion of this Debenture shall cease and terminate, excepting only the right to receive certificates for such shares of Common Stock and to any remedies provided herein or otherwise available at law or in equity to such Holder because of a failure by the Borrower to comply with the terms of this Debenture. Notwithstanding the foregoing, if a Holder has not received certificates for all shares of Common Stock prior to the tenth (10th) business day after the expiration of the Deadline with respect to a conversion of any portion of this Debenture for any reason, then (unless the Holder otherwise elects to retain its status as a holder of Common Stock by so notifying the Borrower) the Holder shall regain the rights of a Holder of this Debenture with respect to such unconverted portions of this Debenture set forth in the Notice of Conversion and the Borrower shall, as soon as practicable, return such unconverted Debenture to the Holder or, if the Debenture has not been surrendered, adjust its records to reflect that such portion of this Debenture has not been converted. In all cases, the Holder shall retain all of its rights and remedies for the Borrower's failure to convert this Debenture.

                          ARTICLE II. CERTAIN COVENANTS

          2.1 Distributions on Capital Stock. So long as the Borrower shall have any obligation under this Debenture, the Borrower shall not without the Holder's written consent (a) pay, declare or set apart for such payment, any dividend or other distribution (whether in cash, property or other securities) on shares of capital stock other than dividends on shares of Common Stock solely in the form of additional shares of Common Stock or (b) directly or indirectly or through any subsidiary make any other payment or distribution in respect of its capital stock except for distributions pursuant to any shareholders' rights plan which is approved by a majority of the Borrower's disinterested directors.

          2.2 Restriction on Stock Repurchases. So long as the Borrower shall have any obligation under this Debenture, the Borrower shall not without the Holder's written consent redeem, repurchase or otherwise acquire (whether for cash or in exchange for property or other securities or otherwise) in any one transaction or series of related transactions any shares of capital stock of the Borrower or any warrants, rights or options to purchase or acquire any such shares.

          2.3 Borrowings. So long as the Borrower shall have any obligation under this Debenture, the Borrower shall not, without the Holder's written consent, create, incur, assume or suffer to exist any liability for borrowed money, except (a) borrowings in existence or committed on the date hereof and of which the Borrower has informed Holder in writing prior to the date hereof, (b) indebtedness to trade creditors or financial institutions incurred in the ordinary course of business, (c) borrowings, the proceeds of which shall be used to repay this Debenture, (d) borrowings from the Borrower's principal shareholder or (e) borrowings from parties with which the Borrower has a legitimate business relationship, so long as the proceeds of such borrowings are utilized to advance a collaboration or project in which the lender has a legitimate business interest or is a party thereto; provided that, in the case of a borrowing under (d) or (e) above, such borrowing is subordinate in right of payment to the Holder's rights hereunder and does not adversely impact the Holder's interest in the Debentures or in the shares of Common Stock issuable upon conversion of the Debentures and provided, further, that any borrowing under (d) or (e) above shall be subject to Section 1.6(c).

          2.4 Sale of Assets. So long as the Borrower shall have any obligation under this Debenture, the Borrower shall not, without the Holder's written consent, sell, lease or otherwise dispose of any significant portion of its assets outside the ordinary course of business, provided that the Borrower's proposed divestiture of its fast-dissolve oral drug delivery technology known as Easy-Tec, if completed, shall not constitute a breach of this provision. Any consent to the disposition of any assets may be conditioned on a specified use of the proceeds of disposition.

          2.5 Advances and Loans. So long as the Borrower shall have any obligation under this Debenture, the Borrower shall not, without the Holder's written consent, lend money, give credit or make advances to any person, firm, joint venture or corporation, including, without limitation, officers, directors, employees, subsidiaries and affiliates of the Borrower, except loans, credits or advances (a) in existence or committed on the date hereof and which the Borrower has informed Holder in writing prior to the date hereof, (b) made in the ordinary course of business or (c) not in excess of $50,000 in the aggregate for all such loans, credits or advances.

          2.6 Contingent Liabilities. So long as the Borrower shall have any obligation under this Debenture, the Borrower shall not, without the Holder's written consent, assume, guarantee, endorse, contingently agree to purchase or otherwise become liable upon the obligation of any person, firm, partnership, joint venture or corporation, except by the endorsement of negotiable instruments for deposit or collection and except assumptions, guarantees, endorsements and contingencies (a) in existence or committed on the date hereof and which the Borrower has informed Holder in writing prior to the date hereof, and (b) similar transactions in the ordinary course of business.

                         ARTICLE III. EVENTS OF DEFAULT

          If any of the following events of default (each, an "Event of Default") shall occur:

          3.1 Failure to Pay Principal or Interest. The Borrower fails to pay the principal hereof or interest thereon when due on this Debenture, whether at maturity, upon an interest payment date, upon acceleration or otherwise;

          3.2 Conversion and the Shares. The Borrower fails to issue shares of Common Stock to the Holder (or announces or threatens that it will not honor its obligation to do so) upon exercise by the Holder of the conversion rights of the Holder in accordance with the terms of this Debenture (if such failure is solely as a result of the circumstances governed by Section 1.3 and the Borrower is using its best efforts to authorize a sufficient number of shares of Common Stock as soon as practicable, an Event of Default will be deemed to have occurred if a sufficient number of shares are not authorized within sixty (60) days following the conversion request), fails to transfer or cause its transfer agent to transfer (electronically or in certificated form) any certificate for shares of Common Stock issued to the Holder upon conversion of or otherwise pursuant to this Debenture as and when required by this Debenture or the Registration Rights Agreement, or fails to remove any restrictive legend (or to withdraw any stop transfer instructions in respect thereof) on any certificate for any shares of Common Stock issued to the Holder upon conversion of or otherwise pursuant to this Debenture as and when required by this Debenture or the Registration Rights Agreement (or makes any announcement, statement or threat that it does not intend to honor the obligations described in this paragraph) and any such failure shall continue uncured (or any announcement, statement or threat not to honor its obligations shall not be rescinded in writing) for five (5) days after the Borrower shall have been notified thereof in writing by the Holder;

          3.3 Failure to Timely File Registration or Effect Registration. The Borrower fails to file a registration statement to register the shares of Common Stock issuable upon conversion of this Debenture within thirty (30) days following the Filing Date (as defined in the Registration Rights Agreement) or fails to use its best efforts to obtain effectiveness with the Securities and Exchange Commission of the Registration Statement or such Registration Statement lapses in effect (or sales cannot otherwise be made thereunder effective, whether by reason of the Borrower's failure to amend or supplement the prospectus included therein in accordance with the Registration Rights Agreement or otherwise) for more than twenty (20) consecutive days or forty (40) days in any twelve (12) month period after the Registration Statement becomes effective;

          3.4 Breach of Covenants. The Borrower breaches any material covenant or other material term or condition contained in Article II or Sections 1.3, 1.6 or 1.7 of this Debenture, or in the Purchase Agreement pursuant to which this Debenture was issued, the Amended and Restated Security Agreement or the Registration Rights Agreement, each dated as of even date herewith, and such breach continues for a period of ten (10) days after written notice thereof to the Borrower from the Holder;

          3.5 Breach of Representations and Warranties. Any representation, warranty, or certification of the Borrower made herein or in the Purchase Agreement pursuant to which this Debenture was issued, the Amended and Restated Security Agreement or the Registration Rights Agreement, each dated as of even date herewith, shall prove to have been incorrect in any material respect when made, and such breach continues for a period of ten (10) days after written notice thereof to the Borrower from the Holder;

          3.6 Receiver or Trustee. The Borrower or any subsidiary of the Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business, or such a receiver or trustee shall otherwise be appointed;

          3.7 Judgments. Any money judgment, writ or similar process shall be entered or filed against the Borrower or any subsidiary of the Borrower or any of its property or other assets for more than $50,000, and shall remain unvacated, unbonded or unstayed for a period of twenty (20) days unless otherwise consented to by the Holder, which consent will not be unreasonably withheld;

          3.8 Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower or any subsidiary of the Borrower;

          3.9 Default Under Other Debentures. An Event of Default has occurred and is continuing under any of the other Debentures issued on even date herewith;

          3.10 Delisting. The Borrower's Common Stock shall be delisted from the Nasdaq SmallCap Market or its Common Stock shall have been suspended from trading, and trading has not resumed within five (5) trading days therefrom;

          3.11 Other Debt. The Borrower shall default on any indebtedness owed to a third party, if such indebtedness exceeds $25,000;

then, upon the occurrence and during the continuation of any Event of Default specified in Section 3.1, 3.2, 3.3, 3.4, 3.5, 3.7, 3.9, 3.10 or 3.11, at the
option of the Holder, exercisable through the delivery of written notice to the Borrower (the "Default Notice"), and upon the occurrence of an Event of Default specified in Section 3.6 or 3.8, the Debentures shall become immediately due and payable and the Borrower shall pay to the Holder, in full satisfaction of its obligations hereunder, an amount equal to 130% times the sum of (w) the then outstanding principal amount of this Debenture plus (x) accrued and unpaid interest on the unpaid principal amount of this Debenture to the date of payment (the "Mandatory Prepayment Date") plus (y) Default Interest, if any, on the amounts referred to in clauses (w) and/or (x) plus (z) any amounts owed to the Holder pursuant to Section 1.3 hereof (the then outstanding principal amount of this Debenture to the date of payment plus the amounts referred to in clauses
(x), (y) and (z) shall collectively be known as the "Default Sum") (the "Default Amount"). The Default Amount shall immediately become due and payable, all without demand, presentment or notice, all of which hereby are expressly waived, together with all costs, including, without limitation, legal fees and expenses of collection, and the Holder shall be entitled to exercise all other rights and remedies available at law or in equity. If the Borrower fails to pay the Default Amount within five (5) business days of written notice that such amount is due and payable, then the Holder shall have the right at any time, so long as the Borrower remains in default (and so long and to the extent that there are sufficient authorized shares), to require the Borrower, upon written notice, to immediately issue, in lieu of the Default Amount, the number of shares of Common Stock of the Borrower equal to the Default Amount divided by the Conversion Price then in effect.

                       ARTICLE IV. LIQUIDATION PREFERENCE

          4.1 Liquidation Preference.

               (a) In the event of any liquidation, dissolution or winding up of the Borrower, whether voluntary or involuntary, on a pari passu basis with the holders of the Company's 8% Senior Secured Convertible Debentures, the Holder shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of any preferred stock issued by the Company and the Common Stock by reason of their ownership thereof, an amount equal to 120% of the face amount of this Debenture then outstanding, plus all accrued but unpaid interest on this Debenture (including any Default Interest). If upon the occurrence of such event, the assets and funds of the Company are insufficient to permit the payment to the Holder of the full preferential amount aforesaid, then the entire assets and funds of the Company legally available for distribution shall be distributed ratably among the holders of the Company's 8% Senior Secured Convertible Debentures in proportion to the full preferential amount each such holder is otherwise entitled to receive.

               (b) After payment to the holders of the 8% Senior Secured Convertible Debentures of the amounts set forth in Section 4a), subject to the rights of any subsequently authorized series of preferred stock, the entire remaining assets and funds of the Company legally available for distribution, if any, shall be distributed among the holders of the Common Stock in proportion to the shares of Common Stock then held by them.

               (c) For purposes of this Section 4, (i) any acquisition of the Company by means of merger or other form of corporate reorganization in which more than 50% of the outstanding shares of the Company are exchanged for securities or other consideration issued, or caused to be issued, by the acquiring corporation or its subsidiary (other than a mere reincorporation transaction), (ii) a sale of all or substantially all of the assets of the Company, or (iii) an issuance by the Company of its equity securities equal to or greater than fifty percent (50%) of the voting power of the Company's outstanding securities, shall be treated as a liquidation, dissolution or winding up of the Company and shall entitle the holders of the 8% Senior Secured Convertible Debentures to: (x) receive at the closing in cash, securities or other property (valued as provided in Section 4(d) below) the preferential amount specified in Section 4(a), or (y) participate with the holders of the Common Stock on an as-converted basis.

               (d) Whenever the distribution provided for in this Section 4 shall be payable in securities or property other than cash, the value of such distribution shall be the fair market value of such securities or other property as determined in good faith by the Board of Directors of the Company and the holders of the 8% Senior Secured Convertible Debentures.

                            ARTICLE V. MISCELLANEOUS

          5.1 Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

          5.2 Notices. Any notice herein required or permitted to be given shall be in writing and may be personally served or delivered by courier or sent by United States mail or by facsimile and shall be deemed to have been given upon receipt if personally served (which shall include telephone line facsimile transmission), or sent by courier, or sent by facsimile, or three (3) days after being deposited in the United States mail, certified, with postage pre-paid and properly addressed, if sent by mail. For the purposes hereof, the address of the Holder shall be as shown on the records of the Borrower; and the address of the Borrower shall be 707 Eagleview Boulevard, Suite 414, Exton, Pennsylvania 19341, facsimile number: 610-458-0756. Both the Holder and the Borrower may change the address for service by service of written notice to the other as herein provided.

          5.3 Amendments. This Debenture and any provision hereof may only be amended by an instrument in writing signed by the Borrower and the Holder. The term "Debenture" and all reference thereto, as used throughout this instrument, shall mean this instrument (and the other Debentures issued of even date herewith) as originally executed, or if later amended or supplemented, then as so amended or supplemented.

          5.4 Assignability. This Debenture shall be binding upon the Borrower and its successors and assigns, and shall inure to be the benefit of the Holder and its successors and assigns. Each transferee of this Debenture must be an "accredited investor" (as defined in Rule 501(a) of the 1933 Act). Notwithstanding anything in this Debenture to the contrary, this Debenture may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.

          5.5 Cost of Collection. If default is made in the payment of this Debenture, the Borrower shall pay the Holder hereof costs of collection, including reasonable attorneys' fees.

          5.6 Governing Law. THIS DEBENTURE SHALL BE ENFORCED, GOVERNED BY AND CONSTRUED IN ACCORDANCE WITHIN THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS. THE BORROWER HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES FEDERAL COURTS LOCATED IN NEW YORK, NEW YORK WITH RESPECT TO ANY DISPUTE ARISING UNDER THIS DEBENTURE, THE AGREEMENTS ENTERED INTO IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. BOTH PARTIES IRREVOCABLY WAIVE THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH SUIT OR PROCEEDING. BOTH PARTIES FURTHER AGREE

THAT SERVICE OF PROCESS UPON A PARTY MAILED BY FIRST CLASS MAIL SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON THE PARTY IN ANY SUCH SUIT OR PROCEEDING. NOTHING HEREIN SHALL AFFECT EITHER PARTY'S RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. BOTH PARTIES AGREE THAT A FINAL NON-APPEALABLE JUDGMENT IN ANY SUCH SUIT OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON SUCH JUDGMENT OR IN ANY OTHER LAWFUL MANNER. THE PARTY WHICH DOES NOT PREVAIL IN ANY DISPUTE ARISING UNDER THIS DEBENTURE SHALL BE RESPONSIBLE FOR ALL FEES AND EXPENSES, INCLUDING ATTORNEYS' FEES, INCURRED BY THE PREVAILING PARTY IN CONNECTION WITH SUCH DISPUTE.

          5.7 Certain Amounts. Whenever pursuant to this Debenture the Borrower is required to pay an amount in excess of the outstanding principal amount (or the portion thereof required to be paid at that time) plus accrued and unpaid interest plus Default Interest on such interest, the Borrower and the Holder agree that the actual damages to the Holder from the receipt of cash payment on this Debenture may be difficult to determine and the amount to be so paid by the Borrower represents stipulated damages and not a penalty and is intended to compensate the Holder in part for loss of the opportunity to convert this Debenture and to earn a return from the sale of shares of Common Stock acquired upon conversion of this Debenture at a price in excess of the price paid for such shares pursuant to this Debenture. The Borrower and the Holder hereby agree that such amount of stipulated damages is not plainly disproportionate to the possible loss to the Holder from the receipt of a cash payment without the opportunity to convert this Debenture into shares of Common Stock.

          5.8 Allocations of Maximum Share Amount. The Maximum Share Amount shall be allocated pro rata among all of the holders of the Debentures and the Warrants issued pursuant to the Purchase Agreements (such holders collectively referred to as the "Security Holders," and such Debentures and Warrants collectively referred to as the "Convertible Debt Securities") based on the total number of shares of Common Stock issuable upon conversion of and exercise of the Convertible Debt Securities (the "Underlying Shares"). Each increase to the Maximum Share Amount shall be allocated pro rata among the Security Holders based on the total number of Underlying Shares issuable to such Security Holders at the time of the increase in the Maximum Share Amount. In the event a Security Holder shall sell or otherwise transfer any of its Convertible Debt Securities, each transferee shall be allocated a pro rata portion of such transferor's Maximum Share Amount. Any portion of the Maximum Share Amount which remains allocated to any person or entity which does not hold any Convertible Securities shall be allocated to the remaining Security Holders, pro rata based on the Underlying Shares then issuable to such person or entity.

          5.9 Denominations. At the request of the Holder, upon surrender of this Debenture, the Borrower shall promptly issue new Debentures in the aggregate outstanding principal amount hereof, in the form hereof, in such denominations of at least $50,000 as the Holder shall request.

          5.10 Notice of Corporate Events. Except as otherwise provided below, the Holder of this Debenture shall have no rights as a Holder of Common Stock unless and only to the extent that it converts this Debenture into Common Stock. The Borrower shall provide the Holder with prior notification of any meeting of the Borrower's shareholders (and copies of proxy materials and other information sent to shareholders). In the event of any taking by the Borrower of a record of its shareholders for the purpose of determining shareholders who are entitled to receive payment of any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire (including by way of merger, consolidation, reclassification or recapitalization) any share of any class or any other securities or property, or to receive any other right, or for the purpose of determining shareholders who are entitled to vote in connection with any proposed sale, lease or conveyance of all or substantially all of the assets of the Borrower, any merger or consolidation or any proposed liquidation, dissolution or winding up of the Borrower, the Borrower shall mail a notice to the Holder, at least twenty (20) days prior to the record date specified therein (or thirty (30) days prior to the consummation of the transaction or event, whichever is earlier), of the date on which any such record is to be taken for the purpose of such dividend, distribution, right or other event, and a brief statement regarding the amount and character of such dividend, distribution, right or other event to the extent known at such time. The Borrower shall make a public announcement of any event requiring notification to the Holder hereunder substantially simultaneously with the notification to the Holder in accordance with the terms of this Section 5.10.

          5.11 Remedies. The Borrower acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder, by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Borrower acknowledges that the remedy at law for a breach of its obligations under this Debenture will be inadequate and agrees, in the event of a breach or threatened breach by the Borrower of the provisions of this Debenture, that the Holder shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Debenture and to enforce specifically the terms and provisions thereof, without the necessity of showing economic loss and without any bond or other security being required.

          5.12 Substitution for Original Debenture. This Debenture is given in full substitution for and full replacement of that certain Debenture, dated July 12, 2002, executed by the Borrower, as the maker, and delivered to the Holder, as the payee, in the principal amount of Five Hundred Thousand and no/100 Dollars ($500,000.00)(hereinafter referred to as the "Original Debenture"). The execution and delivery of this Debenture does not evidence a refinancing, repayment, accord and satisfaction or novation of the indebtedness evidenced by the Original Debenture. To the contrary, the indebtedness evidenced by the Original Debenture remains outstanding and is evidenced by this Debenture.

         IN WITNESS WHEREOF, Borrower has caused this Debenture to be signed in its name by its duly authorized officer this 31st day of January, 2003.


                                          ANTARES PHARMA, INC.


                                          By:  _______________________________
                                               Lawrence M. Christian
                                               Chief Financial Officer

                                                                       EXHIBIT A

                              NOTICE OF CONVERSION
                    (To be Executed by the Registered Holder
                       in order to Convert the Debentures)


          The undersigned hereby irrevocably elects to convert
$________ principal amount of the Debenture (defined below) into shares of common stock, par value $.01 per share ("Common Stock"), of Antares Pharma, Inc., a Minnesota corporation (the "Borrower") according to the conditions of the convertible debentures of the Borrower dated as of January 31, 2003 (the "Debentures"), as of the date written below. If securities are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates. No fee will be charged to the Holder for any conversion, except for transfer taxes, if any. A copy of each Debenture is attached hereto (or evidence of loss, theft or destruction thereof).

          The Borrower shall electronically transmit the Common Stock issuable pursuant to this Notice of Conversion to the account of the undersigned or its nominee with DTC through its Deposit Withdrawal Agent Commission system ( "DWAC Transfer").

          Name of DTC Prime Broker:__________________________________
          Account Number:____________________________________________

          In lieu of receiving shares of Common Stock issuable pursuant to this Notice of Conversion by way of a DWAC Transfer, the undersigned hereby requests that the Borrower issue a certificate or certificates for the number of shares of Common Stock set forth below (which numbers are based on the Holder's calculation attached hereto) in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:

          Name of DTC Prime Broker:__________________________________
          Account Number:____________________________________________


          The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable to the undersigned upon conversion of the Debentures shall be made pursuant to registration of the securities under the Securities Act of 1933, as amended (the "Act"), or pursuant to an exemption from registration under the Act.

          Date of Conversion:__________________________________
          Applicable Conversion Price:_________________________
          Number of Shares of Common Stock to be Issued Pursuant to Conversion of the Debentures:________________________ Signature:___________________________________________
          Name:________________________________________________
          Address:_____________________________________________

The Borrower shall issue and deliver shares of Common Stock to an overnight courier not later than five business days following receipt of the original Debenture(s) to be converted, and shall make payments pursuant to the Debentures for the number of business days such issuance and delivery is late.